CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation in this Registration Statement on Form N-2 our report dated July 2, 2020, relating to the financial statements of Hamilton Lane Private Assets Fund as of June 19, 2020, and to and to the references to our firm included in or made a part of this Pre-Effective Amendment under the Securities Act of 1933 and Pre-Effective Amendment under the Investment Company Act of 1940 to the Hamilton Lane Private Assets Fund Registration Statement on Form N-2.

/s/ Cohen & Company, Ltd.

Cohen & Company, Ltd.

Chicago, Illinois

July 2, 2020